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                                                                  Exhibit (j)(3)




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 24 to the registration statement of NestEgg Funds on Form N-1A ("Registration Statement") of our report dated April 12, 2002, relating to the financial statements and financial highlights which appears in the February 28, 2002 Annual Report to Interestholders of the LifePath Income Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio and LifePath 2040 Master Portfolio, each a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.



PricewaterhouseCoopers LLP
San Francisco, California
June 25, 2002